Exhibit 10.2

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF BRIXMOR OPERATING PARTNERSHIP LP

This Amendment No. 1, dated as of October 29, 2013 (this “Amendment No. 1”), is made to that certain Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP (the “Partnership”), dated as of October 29, 2013 (as amended from time to time, the “Partnership Agreement”), by and among Brixmor OP GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership (the “General Partner”), and the Persons admitted to the Partnership and identified on the books and records of the Partnership as limited partners of the Partnership, in their respective capacities as limited partners of the Partnership (each, a “Limited Partner”). This Amendment No. 1 shall be effective simultaneously with the effectiveness of the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 29, 2013. The General Partner and the Limited Partners are hereinafter sometimes referred to collectively as the “Partners” and each of them individually as a “Partner”.

Capitalized terms used but not defined herein shall have the meaning given thereto in the Partnership Agreement.

Preliminary Statements

WHEREAS, the General Partner and the Limited Partners have caused to be filed a Certificate of Limited Partnership of the Partnership that contemplates the Partnership may establish one or more series of partnership interests within the meaning of Section 17-218 of the LP Act; and

WHEREAS, the General Partner and the Limited Partners are simultaneously entering into an Amended and Restated Limited Partnership Agreement of the Partnership and desire to amend such agreement so as to provide authorization to the General Partner to establish, create and issue a series of partnership interests in the Partnership on the terms set forth herein and in the Separate Series Agreement set forth in Exhibit A attached hereto, and to admit limited partners to the Partnership who shall be associated solely with such Series; and

WHEREAS, the General Partner is permitted to adopt this Amendment No. 1 pursuant to Section 14.2 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Partners do hereby agree as follows:

1.	Amendments.

(a) Article 15 of the Partnership Agreement is hereby amended by adding the following section thereto:

15.16 Series.

(a) The Partnership shall be authorized to establish a designated series of partnership interests in the Partnership in accordance with this Agreement and pursuant to Section 17-218 of the LP Act, which series of partnership interests shall have separate rights, powers and duties with respect to specified property or obligations and profits and losses associated with specified property or obligations, and, to the extent provided in this Agreement or the Separate Series Agreement, having a separate business purpose or investment objective (the “Series”).

(b) In accordance with the provisions of this Section, the General Partner hereby establishes a single Series on the date hereof and simultaneously with the effectiveness of this Agreement (the “Series Date”). The Series established by the General Partner on the Series Date is hereby designated as Series A. The assets of the Partnership set forth on Schedule A to the Separate Series Agreement, and all debts, liabilities, obligations and expenses incurred or assumed by the Partnership, in each case, prior to the Series Date, relating to such assets, shall be associated with Series A and not the Partnership generally. The Series A General Partner and the Series A Limited Partner shall be admitted as general partner and a limited partner, respectively, of the Partnership solely associated with Series A (and not associated with the Partnership generally), upon the execution by it or on its behalf of the Separate Series Agreement. Other than as set forth in this Section or the Separate Series Agreement, the Partnership’s assets shall be deemed owned by the Partnership generally. No Series A Partner shall have any rights or powers over the Partnership generally or the assets of the Partnership generally, or be considered a Partner under this Agreement or the Partnership generally, unless such Series A Partner is also a Partner associated with the Partnership generally, and then only to the extent of its interest in the Partnership generally.

(c) Pursuant to Section 17-218 of the LP Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series A shall be enforceable only against the assets of Series A, and not against the assets of the Partnership generally. Further, pursuant to Section 17-218 of the LP Act, none of the debts, liabilities, obligations or expenses incurred, contracted for or otherwise existing with respect to the Partnership generally shall be enforceable against the assets of Series A. Notwithstanding any other provision of this Agreement, records shall be maintained by the General Partner and the Series A General Partner with respect to Series A that account for the assets associated with Series A separately from the assets of the Partnership generally, in accordance with Section 17-218 of the LP Act. The General Partner, the Series A General Partner and the Partnership shall not commingle the assets of Series A with the assets of the Partnership, generally. The Certificate shall contain a notice of the limitation of liabilities of the Series in conformity with Section 17-218 of the LP Act. Upon termination of Series A, each Series A Partner shall look solely to the assets associated with

Series A for the return of its Capital Contributions, if any, made to Series A, and if the assets of Series A remaining after satisfaction (whether by payment or reasonable provision for payment) of the debts, liabilities, expenses and obligations of Series A are insufficient to return such Capital Contributions, the Series A Partners shall have no recourse against the Partnership, the General Partner, the Series A General Partner or any other Partner.

(d) Non-Core Series GP, LLC, a Delaware limited liability company, shall be the general partner of the Partnership associated with Series A, but shall not be a general partner of the Partnership with respect to the Partnership generally.

(e) Notwithstanding Section 14.2 of this Agreement, the General Partner and the Series A General Partner may amend this Agreement to change the terms of Series A with the prior written consent of the Series A Partners that would be required if such amendment were made to the Separate Series Agreement; provided, however, that changes to the terms of Series A (and amendments to this Agreement or the Separate Series Agreement to implement such changes) may be made by the General Partner and the Series A General Partner, in their sole discretion, without the consent of any other Partner or any other Person, to the extent that the General Partner and the Series A General Partner determine that such changes to the terms of Series A do not materially and adversely affect the Series A Limited Partner without the written consent of the Series A Limited Partners.

(b) Article I of the Partnership Agreement is hereby amended by amending and restating and/or adding, as applicable, the following defined terms:

“General Partner” means Brixmor OP GP LLC, a Delaware limited liability company, but shall not include the Series A General Partner.

“Separate Series Agreement” means the agreement in the form attached as Exhibit A hereto that governs the terms of Series A and the relationships of the Series A Partners with respect to Series A.

“Series” means the designated series (Series A) of partnership interests in the Partnership established, created and issued in accordance with Amendment No. 1 and the Separate Series Agreement and pursuant to Section 17-218 of the LP Act, and having separate rights, powers and duties with respect to specified property and obligations and, to the extent provided in Amendment No. 1 or the Separate Series Agreement, having a separate business purpose or investment objective. The only Series shall be Series A.

“Series A” shall mean the Series established by the General Partner on the Series Date named “Series A” with the terms and characteristics set forth in Amendment No. 1 and the Separate Series Agreement.

“Series A General Partner” shall mean Non-Core Series GP, LLC, a Delaware limited liability company, in its capacity as a general partner of the Partnership associated only with Series A and not the Partnership generally.

“Series A Limited Partner” shall mean a Person admitted to the Partnership as a limited partner of the Partnership and associated solely with Series A, in its capacity as a limited partner of the Partnership solely associated with Series A and not the Partnership generally.

“Series A Partners” shall mean the Series A General Partner, in its capacity as the general partner of the Partnership associated with Series A, and the Series A Limited Partners.

“Series Date” shall have the meaning set forth in Section 15.16 hereof.

(c) Section 13.6 of the Partnership Agreement is hereby amended to read as follows:

“Upon the completion of the winding up of the Partnership and the Series, the Certificate shall be cancelled in the manner required by the Act.”

2.	Ratification and Confirmation of the Partnership Agreement; No Other Changes. Except as modified by this Amendment No. 1, the Partnership Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as contemplated herein.

3.	Effectiveness. This Amendment No. 1 shall be effective as of the Series Date. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

4.	Applicable Law. This Amendment No. 1 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Amendment No. 1 and any non-mandatory provision of the LP Act, the provisions of this Amendment No. 1 shall control and take precedence.

5.	Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

THE GENERAL PARTNER:

BRIXMOR OP GP LLC

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

LIMITED PARTNERS:

BPG SUBSIDIARY INC.

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary